EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-42499, 33-42553, 333-89128, 333-89180 and 333-126000 on Form S-8 of our report on the financial statements and financial statement schedule of Dillard’s, Inc. dated April 4, 2007 which express an unqualified opinion and includes an explanatory paragraph related to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as revised, effective January 29, 2006, and the Company’s adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, relating to the recognition and related disclosure provisions, effective February 3, 2007, and our report dated April 4, 2007, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dillard’s, Inc. for the fiscal year ended February 3, 2007.

DELOITTE & TOUCHE LLP

New York, New York

April 4, 2007